                                                                   EXHIBIT 99.1

XIRCOM ANNOUNCES SECOND QUARTER 1997 RESULTS
PC Card Net Sales of $57.1 Million are 43% Ahead of Last Year's Comparable
Period

THOUSAND OAKS, CALIF., APRIL 14, 1997 -- Xircom, Inc. (Nasdaq: XIRC) today reported record net sales and earnings from its core PC Card business for the second quarter of fiscal 1997 ended March 31, 1997. Net sales of PC Card products grew to $57.1 million, an increase of 43% over the second quarter of 1996, and income from PC Card operations were $4.9 million in the second quarter, a 308% improvement over the $1.2 million recorded during the 1996 period. Net sales of PC Card products for the first six months of fiscal 1997 totaled $113.4 million, an increase of 54% compared to $73.8 million last year, while income from PC Card operations of $9.0 million is substantially higher than the $0.8 million in the prior year.

         The Company also announced it's intention to divest Netaccess, Inc., its remote access subsidiary and, as a result, will now account for this activity as a discontinued operation. Until the divestiture of Netaccess is complete, the core PC Card business will be reported separately as Continuing Operations on the earnings statement, while the results of Netaccess will be reflected on a single line item titled Discontinued Operations. Net sales for Netaccess were $4.1 million for the second quarter, a decrease of 24% compared to the prior-year period and a decrease of 32% compared to the first quarter of fiscal 1997. For the six months of 1997, net sales for Netaccess were $10.1 million compared to $9.2 million last year.

         Earnings per share from continuing operations for the second quarter of $0.22 far exceeds the $0.06 in 1996. On a year-to-date basis, earnings per share from continuing operations of $0.42 is a significant improvement over the $0.04 during the first six months of last year.

         Average shares outstanding used in the per share calculation were 21,748,000 for the three months of this year versus 19,448,000 in 1996. The majority of the year-to-year increase is a result of new shares issued in exchange for a $52 million equity investment made by Intel Corporation, which was finalized during the second quarter of fiscal 1997.

         "Our PC Card business experienced double-digit sales-out unit growth in all three of our geographic regions," said Dirk Gates, chairman, president and chief executive officer. "This growth far exceeded the growth of notebook PC shipments during the quarter, a clear indication that we continue to gain market share in the PC Card space."

         In closing, Mr. Gates stated, "Unfortunately, Netaccess continues to perform below expectations. While we believe the market for Netaccess' products will experience significant growth in the future, we also believe the investment necessary to fully exploit the opportunity would be dilutive to our efforts and distract from our primary strategy to maximize the growth and profitability of our PC Card business. We have, therefore, decided to divest the Netaccess subsidiary and have engaged an independent financial advisor to assist in the transaction. We are currently in discussions with multiple parties."

          XIRCOM CORPORATE BACKGROUND. Founded in 1988, Xircom is the leading manufacturer of PC Card communications products for connecting mobile and remote portable computer users to corporate networks, the Internet, and other online services from a wide variety of locations. World Wide Web: http://www.xircom.com


                             #          #         #


FOR MORE INFORMATION CONTACT:

Kristi Cushing, Investor Relations             Peggy Garcia, Public Relations
(805) 376-6968                                 (805) 376-6932
kcushing@xircom.com                            peggy_garcia@xircom.com
http://www.xircom.com                          http://www.xircom.com

Xircom is a registered trademark and Netaccess is a trademark of Xircom, Inc. Other company or product names have been used for identification purposes only and may be trademarks of their respective companies.

Xircom is headquartered in Thousand Oaks, Calif., and has regional offices in Salem, N.H.; Antwerp, Belgium; and Singapore. Sales: (800) 438- 4526.
Telephone: (805) 376-9300.  Fax: (805) 376-9311.

NOTICE TO READERS. This news release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties which could cause actual results to differ materially and include, but are not limited to, market share gains in the PC Card market, growth in the remote access market, and future earnings in the PC Card business. Other additional risks are described in the company's SEC reports on Form 10-Q for the quarters ended March 31, 1997 (to be filed subsequent to this release), and December 31, 1996, as well as the report on Form 10-K for the fiscal year ended September 30, 1996. Investor information may be found on Xircom's web site at www.xircom.com or on the SEC's EDGAR electronic filing database.

                                  XIRCOM, INC.

            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                  (In thousands, except per share information)


                                                    Three months ended                 Six months ended
                                                         March 31                          March 31
                                                   ---------------------            -----------------------
                                                    1997          1996                1997           1996
                                                   -------       -------            --------        -------
Net sales                                          $57,140       $39,978            $113,449        $73,783
Cost of sales                                       35,400        26,281              70,893         48,306
                                                   -------       -------            --------        -------
Gross profit                                        21,740        13,697              42,556         25,477

Operating expenses:

   Research and development                          2,738         2,424               5,679          4,692
   Sales and marketing                              10,401         7,635              20,483         15,749
   General and administrative                        1,660         1,524               3,589          3,212
                                                   -------       -------            --------        -------
        Total operating expenses                    14,799        11,583              29,751         23,653
                                                   -------       -------            --------        -------
Operating income from continuing
  operations                                         6,941         2,114              12,805          1,824
Other income (expense), net                             34          (352)                 86           (631)
                                                   -------       -------            --------        -------
Income from continuing operations
  before income taxes                                6,975         1,762              12,891          1,193
Provision for income taxes                           2,092           564               3,867            430
                                                   -------       -------            --------        -------
Income from continuing operations                    4,883         1,198               9,024            763

Discontinued operations:

  Operating income (loss), net of
    income taxes                                      (542)          175                (226)          (150)
                                                   -------       -------            --------        -------
Net income                                         $ 4,341       $ 1,373            $  8,798        $   613
                                                   =======       =======            ========        =======
Weighted average shares outstanding                 21,748        19,448              21,201         19,428

Net income (loss) per share:

  Continuing operations                            $   .22       $   .06            $    .42        $   .04
  Discontinued operations                             (.02)          .01                  --           (.01)
                                                   -------       -------            --------        -------
  Net income                                       $   .20       $   .07            $    .42        $   .03

------------------------------------------------------------------------------------------------------------

Net sales                                           100.0%        100.0%              100.0%         100.0%

Gross profit                                         38.0%         34.3%               37.5%          34.5%
Research and development                              4.8%          6.1%                5.0%           6.4%
Sales and marketing                                  18.2%         19.1%               18.0%          21.3%
General and administrative                            2.9%          3.8%                3.2%           4.3%
                                                   -------       -------             -------        -------
                                                     25.9%         29.0%               26.2%          32.0%
Operating income from continuing
  operations                                         12.1%          5.3%               11.3%           2.5%
Income tax rate                                      30.0%         32.0%               30.0%          36.0%
Income from continuing operations                     8.5%          3.0%                8.0%           1.0%

Net income                                            7.6%          3.4%                7.8%           0.8%

                                  XIRCOM, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)



                                                          March 31, 1997      September 30, 1996
                                                          --------------      ------------------
                                                           (Unaudited)
Current assets:
     Cash and cash equivalents                                $ 65,537              $ 21,377
     Accounts receivable                                        49,408                25,006
     Income tax receivable                                          --                 2,652
     Inventories                                                16,680                13,771
     Deferred income taxes                                       5,409                 5,409
     Other current assets                                        2,643                 3,330
                                                              --------              --------
Total current assets                                           139,677                71,545
Equipment and improvements, net                                 18,030                18,136
Net assets of discontinued operations                           15,557                17,151
Other assets                                                       390                   369
                                                              --------              --------
Total assets                                                  $173,654              $107,201
                                                              ========              ========
Current liabilities:
     Notes payable to bank                                    $     --              $  5,100
     Accounts payable                                           14,516                10,260
     Accrued liabilities                                        18,304                18,986
     Current portion of long-term obligations                    1,769                 1,422
     Accrued income taxes                                        2,656                 1,066
                                                              --------              --------
Total current liabilities                                       37,245                36,834
Long-term obligations                                            1,839                 1,860
Deferred income taxes                                            2,904                 2,904

Shareholders' equity:
     Common stock                                                   23                    20
     Paid-in capital                                           140,483                83,221
     Retained earnings (accumulated deficit)                    (8,840)              (17,638)
                                                              --------              --------
Total shareholders' equity                                     131,666                65,603
                                                              --------              --------
Total liabilities and shareholders' equity                    $173,654              $107,201
                                                              ========              ========
